Exhibit 99.1

CATALYST HEALTH SOLUTIONS ANNOUNCES

PRICING OF

COMMON STOCK OFFERING

ROCKVILLE, Md., April 7, 2011 – Catalyst Health Solutions, Inc. (NASDAQ: CHSI) today announced the successful pricing of its public offering of 5,500,000 shares of common stock, consisting of 4,500,000 shares to be sold by the Company and 1,000,000 shares to be sold by one of its stockholders, Principal Holding Company, LLC, a subsidiary of Principal Financial Group, Inc., at a price of $53.00 per share. The underwriters have a 30-day option to purchase up to an additional 825,000 shares from the selling stockholder. The Company will not receive any proceeds from the sale of shares of its common stock by the selling stockholder. The offering was made pursuant to the Company’s registration statement and prospectus filed with the Securities and Exchange Commission (the “SEC”). Goldman, Sachs & Co. and Citi are acting as joint book-running managers for the offering. SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are acting as joint lead managers. Subject to customary conditions, the offering is expected to close on or about April 13, 2011.

The Company expects to use the net proceeds received from this offering to fund a portion of the purchase price for the previously announced acquisition of Walgreens Health Initiatives, Inc. (“WHI”). If the acquisition is not completed, the Company will use the proceeds received from this offering for general corporate purposes.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming part of the effective shelf registration statement.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the applicable prospectus supplement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, copies of the final prospectus supplement and prospectus relating to these securities may be obtained by contacting Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526; or e-mail at prospectus-ny@ny.email.gs.com.

About Catalyst Health Solutions, Inc.

Catalyst Health Solutions, Inc., the fastest growing national pharmacy benefit manager (PBM) in the U.S., is built on strong, innovative principles in the management of prescription drug benefits and provides an unbiased, client-centered philosophy resulting in industry-leading client retention rates. The Company’s subsidiaries include Catalyst Rx, a full-service PBM serving more than 7 million lives in the United States and Puerto Rico; HospiScript Services, LLC, one of the largest providers of PBM services to the hospice industry; FutureScripts, LLC, a full-service PBM serving approximately one million lives in the mid-Atlantic region, and Immediate Pharmaceutical Services, Inc., a fully integrated prescription mail service facility in Avon Lake, Ohio. The Company’s clients include self-insured employers, including state and local governments, managed care organizations, unions, hospices, third-party administrators and individuals.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements expressing the Company’s and management’s intentions, beliefs, expectations or projections of the future. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which, among other things, speak only as of their dates.

These forward-looking statements are based largely on the Company’s current expectations and are based on a number of risks and uncertainties, including, without limitation, (i) general adverse economic conditions; (ii) changes in governmental laws and regulations; (iii) the Company’s ability to compete effectively in the pharmacy benefit management industry; (iv) the Company’s relationships with key clients, pharmacy network affiliations and various pharmaceutical manufacturers and rebate intermediaries; (v) changes in industry pricing benchmarks; (vi) uncertainties relating to the transition and integration of completed and future acquisitions and/or expansion; (vii) the Company’s expectation for consummation of pending acquisitions; (viii) the Company’s current level of indebtedness and any future indebtedness it may incur; (ix) disruption in its operations; (x) unanticipated changes in the Company’s ability to execute its growth strategy; (xi) insufficient insurance coverage to cover costs associated with litigation; (xii) the risk that the Company is not able to achieve the financial performance or cost savings from the WHI acquisition contemplated by management and (xiii) those risks identified in the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the sections titled “Risk Factors” in the prospectus supplement and the accompanying prospectus for the offering referred to herein and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented in the Company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the Company’s results. Copies of each filing may be obtained from the Company or the SEC. Catalyst Health Solutions, Inc. does not undertake any obligation to update forward-looking statements, whether as a result of new information, future events, or other developments.

Source: Catalyst Health Solutions, Inc.

Catalyst Health Solutions, Inc.

Hai Tran, Chief Financial Officer

301-548-2900

htran@chsi.com